Exhibit 4.2

CONFIDENTIAL

PELOTON INTERACTIVE, INC.

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of April 5, 2019, by and among PELOTON INTERACTIVE, INC., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”, and the holders of Common Stock (as defined below) listed on Schedule B hereto, each of which is herein referred to as a “Common Holder” and collectively as the “Common Holders”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.000025 per share (the “Series A Preferred Stock”), shares of the Company’s Series B Preferred Stock, par value $0.000025 per share (the “Series B Preferred Stock”), shares of the Company’s Series C Preferred Stock, par value $0.000025 per share (the “Series C Preferred Stock”), shares of the Company’s Series D Preferred Stock, par value $0.000025 per share (the “Series D Preferred Stock”), shares of the Company’s Series E Preferred Stock, par value $0.000025 per share (the “Series E Preferred Stock”), and shares of the Company’s Series F Preferred Stock, par value $0.000025 per share (the “Series F Preferred Stock,” and collectively with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, the “Preferred Stock”), and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to that certain Third Amended and Restated Investors’ Rights Agreement, dated as of August 30, 2018, by and among the Company, certain holders of the Company’s Common Stock, par value $0.000025 per share (the “Common Stock”), and such Existing Investors, as amended (the “Prior Agreement”);

WHEREAS, Section 4.7 of the Prior Agreement provides, in part, that any term of the Prior Agreement (other than Sections 2.1, 2.2, 2.12, 3.1, 3.2, 3.3, 3.4, 3.9, 3.10, 3.11, 3.12(a), 3.12(b), 3.13 and 3.15 (the “Specified Provisions”)) may be amended, terminated or waived, with the consent of the Company and the Existing Investors holding a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement), and the Specified Provisions may be amended, and any provision therein waived by certain parties specified in Section 4.7 of the Prior Agreement (together, the “Required Parties”); and

WHEREAS, CP Interactive Fitness, LP (“Catterton”) is proposing to sell certain of the shares of Series D Preferred Stock held by it to certain persons and entities (the “New Investors”) and in connection therewith the Company, and the undersigned Common Holders and Existing Investors, who collectively represent the Required Parties, desire to amend and restate the Prior Agreement to include the New Investors and to amend and restate the rights and obligations set forth therein, in each case as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Company and the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Definitions. For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Advised Investors” means each of the Fidelity Investors and the Wellington Investors.

(c) The term “Advisory Entity” shall mean each of Baillie Gifford, Fidelity and Wellington.

(d) The term “Affiliate” means, with respect to any Person, any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person, including, without limitation, any general partner, officer, director or manager of such Person and any venture capital fund, private equity fund or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with (including investment managers that are affiliated with one another), such Person.

(e) The term “Baillie Gifford” shall mean Baillie Gifford & Co. and Baillie Gifford Overseas Limited and any successor or affiliated investment manager or advisor to the Baillie Gifford Investors.

(f) The term “Baillie Gifford Investors” means the Investors that receive, directly or indirectly, investment management or management advisory services from Baillie Gifford.

(g) The term “BlackRock Investors” means each of BlackRock Mid-Cap Growth Equity Portfolio, a series of BlackRock Funds and Master Large Cap Focus Growth Portfolio, a series of Master Large Cap Series LLC.

(h) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(i) The term “Bylaws” means the Company’s Amended and Restated Bylaws, as amended and/or restated from time to time.

(j) The term “Certificate” shall mean the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(k) The term “Competitor” shall have the meaning set forth in the Bylaws.

(l) The term “Competitor Transferee” means (i) a transferee of shares of Series D Preferred Stock pursuant to Section 10.2(b)(6) of the Bylaws that is a Competitor, (ii) a transferee of shares of Series E Preferred Stock pursuant to Section 10.2(b)(7) of the Bylaws that is a Competitor and (iii) a transferee of shares of Series F Preferred Stock pursuant to Section 10.2(b)(8) of the Bylaws that is a Competitor; provided that no Advised Investors or Series F Advised Investors shall be deemed to be a Competitor Transferee by way of their passive investment in a Competitor.

(m) The term “Fidelity” shall mean Fidelity Management & Research Company and any successor or affiliated registered investment advisor to the Fidelity Investors.

(n) The term “Fidelity Investors” shall mean any Investors advised or subadvised by Fidelity or one of its Affiliates.

(o) The term “FINRA” means the Financial Industry Regulatory Authority.

(p) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(q) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(r) The term “GGV Investors” shall mean GGV Capital VI L.P. and GGV Capital VI Entrepreneurs Fund L.P.

(s) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Agreement; provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Sections 2.1, 2.3, 2.11 and 4.7.

(t) The term “Information Rights Investor” means each Investor who holds at least 346,000 shares of Series F Preferred Stock (or shares of Common Stock issued or issuable upon the exercise thereof).

(u) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(v) The term “Institutional Holder” means each of Catterton, TCV, Tiger, and True, for so long as each holds any Registrable Securities.

(w) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(x) The term “Permitted Transferee” means, with respect to an Institutional Holder, an Advised Investor or a Series F Advised Investor, a transferee permitted pursuant to Sections 10.2(b)(2), (3), (4), (6), (7), (8), (9) or (10), in each case, so long as such transferee is not a Competitor, of the Bylaws, solely to the extent such Sections of the Bylaws are applicable to the relevant transfer by such Institutional Holder, Advised Investor or Series F Advised Investor. For the avoidance of doubt, no Strategic Investor or Competitor Transferee shall be a Permitted Transferee.

(y) The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(z) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(aa) The term “Registrable Securities” means (i) shares of Common Stock issuable or issued upon conversion of the Preferred Stock held by the Investors, (ii) shares of Common Stock held by the Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 2.1, 2.3, 2.11, 3.1, 3.2, 3.4 and 4.7 and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 of this Agreement are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(bb) The term “Rule 144” shall mean Rule 144 under the Act.

(cc) The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

(dd) The term “Rule 405” shall mean Rule 405 under the Act.

(ee) The term “SEC” shall mean the Securities and Exchange Commission.

(ff) The term “Series F Advised Investors” means the Baillie Gifford Investors and the BlackRock Investors.

(gg) The term “Strategic Investor” shall mean any Special Purpose Entity (as defined in the Bylaws), which was initially owned by a stockholder of the Company and is no longer owned solely by such stockholder or its Affiliates.

(hh) The term “Suspension Event” means that the Board has determined in its reasonable good faith judgment that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on the Company and its stockholders for such registration statement to be effected at such time.

(ii) The term “Suspension Notice” means a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board notifying the Holders of a Suspension Event, which notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing.

(jj) The term “TCV” shall mean TCV IX, L.P., TCV IX (A), L.P., TCV IX (B), L.P., TCV Member Fund, L.P. and each of their respective Permitted Transferees.

(kk) The term “Tiger” shall mean Tiger Global Private Investment Partners VII, L.P. and its Permitted Transferees.

(ll) The term “True” shall mean, collectively, True Ventures IV, LP, True Ventures IV-A, LP and True Ventures Select I, LP and their Permitted Transferees.

(mm) The term “Wellington” means Wellington Management Company LLP and any successor or affiliated registered investment advisor to the Wellington Investors.

(nn) The term “Wellington Investors” means the Investors that are advisory or subadvisory clients of Wellington and their Permitted Transferees that are advisory or subadvisory clients of Wellington.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) August 30, 2025 or (ii) six (6) months after the effective date of the Initial Offering, a written request from (a) any Institutional Holder or (b) the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding, excluding for all purposes under clause (b) any Registrable Securities held by a Strategic Investor or a Competitor Transferee (for purposes of this Section 2.1, the “Initiating Holders”), that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $20,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, use its commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the sending of the Company’s notice pursuant to this Section 2.1(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting in accordance with Section 2.1(d). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, unless the Company is already qualified to do business in such jurisdiction or subject to service of process in such jurisdiction and except as may be required under the Act;

(ii) after the Company has effected three (3) registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective;

(iii) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 2.2 below; provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective;

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.3 hereof; or

(v) if the Company shall furnish to Holders a Suspension Notice, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right and the rights under Sections 2.3(b)(iii), 2.3(d)(i)(1), 2.3(d)(ii) and 2.4 shall be exercised by the Company not more than once in any twelve (12)-month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90)-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d) The Institutional Holder or Holders of a majority of the Registrable Securities, excluding for this purpose any Registrable Securities held by a Strategic Investor or a Competitor Transferee, as the case may be, initially requesting registration hereunder will have the right to select the underwriter or underwriters in an offering under a registration pursuant to this Section 2.1, which underwriter or underwriters shall be reasonably acceptable to the Company.

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.1 of this Agreement or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after sending of such notice by the Company in accordance with Section 4.5 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, use its commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering, (ii) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (iii) any securities held by a Common Holder be included in such offering if any Registrable Securities held by any Holder other than a Common Holder (and that such Holder has requested to be registered) are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, private equity fund, partnership or corporation, the affiliated venture capital funds, private equity funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

2.3 Form S-3 Registration. In case the Company shall receive from (a) any Institutional Holder or (b) the Holders of at least thirty percent (30%) of the Registrable Securities, excluding for all purposes under clause (b) any Registrable Securities held by a Strategic Investor or a Competitor Transferee (for purposes of this Section 2.3, the “S-3 Initiating Holders”), a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use its commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

(iii) if the Company shall furnish to all Holders a Suspension Notice, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders; provided that such right and the rights under Sections 2.1(c)(v), 2.3(d)(i)(1), 2.3(d)(ii) and 2.4 shall be exercised by the Company not more than once in any twelve (12)-month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90)-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv) if the Company has, within the twelve (12)-month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 2.3;

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already qualified to do business in such jurisdiction or subject to service of process in such jurisdiction and except as may be required under the Act;

(vi) if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(vii) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement; provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

(c) Following the effectiveness of the Form S-3, any Institutional Holder or any other S-3 Initiating Holder (each, as applicable, a “Take-Down Initiating Holder” and each other such party, as applicable, a “Non-Initiating Holder”) may at any time and from time to time initiate an offering or sale of all or part of the Registrable Securities (a “Shelf Take-Down”), subject to the limitations set forth in this Agreement, by delivering notice of such initiation to the Company as set forth herein. If the Take-Down Initiating Holder so elects in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), any Shelf Take-Down may be in the form of an underwritten public offering (an “Underwritten Shelf Take-Down”) and, in such event, the Company shall file as soon as practicable and in any event not later than ten (10)

business days after the date of such request and, after such filing, use its commercially reasonable efforts to (i) effect an amendment or supplement to its registration statement for such purpose, (ii) promptly give written notice thereof to all other Holders and (iii) include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) business days after sending such written notice. The Take-Down Initiating Holder shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). In the event of any Underwritten Shelf Take-Down, the underwriter or underwriters shall be designated by Holders of a majority of the Registrable Securities held by all Holders participating in such underwriting, which underwriter or underwriters shall be reasonably acceptable to the Company.

(d) Notwithstanding the foregoing, the Company shall not be obligated to:

(i) effect any Underwritten Shelf Take-Down pursuant to Section 2.3(c):

(A) if the Company shall furnish to all Holders included in such Underwritten Shelf Take-Down, a Suspension Notice, in which event the Company shall have the right to defer such Underwritten Shelf Take-Down for a period of not more than ninety (90) days; provided that such right and the rights under Sections 2.1(c)(v), 2.3(b)(iii), 2.3(d)(ii) and 2.4 shall be exercised by the Company not more than once in any twelve (12)-month period; provided, further, that the Company shall not register any offer or sell securities for the account of itself or any other stockholder during such ninety (90)-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(B) if the aggregate gross proceeds from any particular Underwritten Shelf Take-Down are reasonably anticipated to be less than $5,000,000; or

(C) if the Company has effected two (2) such Underwritten Shelf Take-Downs pursuant to Section 2.3(c) in the preceding twelve (12) months; or

(ii) effect any Shelf Take -Down other than an Underwritten Shelf Take-Down (each, a “Non-Underwritten Shelf-Take-Down”) pursuant to Section 2.3(c) if the Company shall furnish to all Holders included in such Non-Underwritten Shelf Take-Down, a Suspension Notice, in which event the Company shall have the right to defer such Non-Underwritten Shelf Take-Down for a period of not more than ninety (90) days; provided that such right and the rights under Sections 2.1(c)(v), 2.3(b)(iii), 2.3(d)(i)(1) and 2.4 shall be exercised by the Company not more than once in any twelve (12)-month period; provided, further, that the Company shall not register any offer or sell securities for the account of itself or any other stockholder during such ninety (90)-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(e) If the Take-Down Initiating Holder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), the Take-Down Initiating Holder shall so indicate in a written request delivered to the Company and each Non-Initiating Holder no later than two (2) business days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down), and, subject to the limitations set forth in Section 2.3(d) (as applicable), the Company shall file as soon as practicable after the date of such request and use commercially reasonable efforts thereafter to effect an amendment or supplement to its registration statement for such purpose and shall include in such amendment or supplement all Registrable Securities with respect to which the Company has received a written request for inclusion therein from each Non-Initiating Holder.

(f) Subject to the foregoing, the Company shall effect such unlimited number of Shelf Take-Downs as may be requested by any Institutional Holder. The filing of the Form S-3, or any amendment or supplement thereto or replacement thereof and any registrations or Shelf Take-Downs effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1. Notwithstanding any other provision of this Agreement, if, in the case of an Underwritten Shelf Take-Down, the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders; provided, however, that no Registrable Securities shall be excluded from such Underwritten Shelf Take-Down unless all other securities of the Company are first excluded.

(g) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders.

2.4 Obligations of the Company. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall, as expeditiously as reasonably possible to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to sixty (60) days or, if earlier, until the distribution contemplated in the registration statement has been completed or, in the case of a registration statement on Form S-3, until the earliest of (i) the date on which all Registrable Securities have been sold pursuant to the registration statement or have otherwise ceased to be Registrable Securities, (ii) the third (3rd) anniversary of the effective date of such registration statement or (iii) such other date determined by the holders of a majority of the Registrable Securities requesting such Form S-3;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the participating Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holders;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national securities exchange or trading system and on each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives, and independent accountants to supply all such information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement;

(j) use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale (if such securities are being sold through underwriters) or the pricing or closing date of the applicable offering or sale (in the case of a non-underwritten offering), (i) a “cold comfort” and “bring-down” letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, (ii) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities and (iii) make available to the appropriate representatives of the underwriters, if any, and any Holder access to such information and Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Act;

(k) use best efforts to obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities;

(l) in connection with a Marketed Underwritten Shelf Take-Down or an underwritten offering pursuant to Section 2.3(c), use its best efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other marketing and selling efforts that may be reasonably requested by the holders in connection with the methods of distribution for the Registrable Securities;

(m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first (1st) day of the Company’s first (1st) full fiscal quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

(n) permit any holder of Registrable Securities, which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(o) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order; and

(p) use its best efforts to take such other steps necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

Notwithstanding the provisions of this Section 2, the Company shall be entitled to postpone or suspend the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates);

provided that such right and the rights under Sections 2.1(c)(v), 2.3(b)(iii), 2.3(d)(i)(1) and 2.3(d)(ii) shall be exercised by the Company not more than once in any twelve (12)-month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90)-day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5 Information from Holder.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) counsel for the selling Holders (not to exceed $30,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or Section 2.3 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless, in the case of a registration requested under Section 2.1 of this Agreement, the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 2.1 of this Agreement; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 of this Agreement.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel, accountants and investment advisers for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company; (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, further, that in no event shall any indemnity under this Section 2.8(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one (1) counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

2.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; provided the Company has become subject to such reporting requirements; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first (1st) registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) (a) by an Institutional Holder, an Advised Investor or a Series F Advised Investor to a Permitted Transferee and (b) by any other Holder to a transferee or assignee of such securities that (i) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of such Holder, or (ii) is such Holder’s family member or trust for the benefit of an individual Holder or any of such Holder’s family members; provided, in each case, that: (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

2.11 Limitations on Subsequent Registration Rights.

From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders (excluding for purposes of this Section 2.11 any Registrable Securities held by a Strategic Investor or a Competitor Transferee) enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 2.1, Section 2.2 or Section 2.3 of this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

2.12 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2: (a) after five (5) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event (as defined in the Certificate).

3. Covenants of the Company.

3.1 Delivery of Financial Statements.

(a) The Company shall, upon request, deliver to (I) each Investor (or transferee of an Investor) that holds at least 1,800,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization, and each Advised Investor (each, a “Major Investor”), (II) each Series F Advised Investor and (III) each Information Rights Investor (or transferee of an Information Rights Investor):

(i) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with United States generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP); and

(iii) with respect to Major Investors only, such other information relating to the financial condition, business or corporate affairs of the Company as any Major Investor, other than any Major Investor which is a Strategic Investor or a Competitor Transferee may from time to time reasonably request;

provided, however, that the Company shall not be obligated under Section 3.1 to provide information that (A) it deems in good faith to be a trade secret or similar confidential information or (B) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(b) If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

(c) The Company shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Advised Investor or Series F Advised Investor relating to (i) accounting or securities law matters required in connection with its audit or (ii) the actual holdings of such Advised Investor or Series F Advised Investor, including in relation to the total outstanding shares; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with a confidentiality obligation of the Company.

3.2 Inspection. The Company shall permit each Major Investor, other than any Major Investor which is a Strategic Investor or a Competitor Transferee, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that (a) it deems in good faith to be a trade secret or similar confidential information or (b) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information and Inspection Covenants.

The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur and (c) the consummation of a Liquidation Event. In the event the consideration received by the Major Investors in a Liquidation Event includes securities of a private company, the Company will use all commercially reasonable efforts to ensure that the Major Investors continue to have information rights needed to meet their obligations to report the value of such holdings to the investors in such Major Investors.

3.4 Right of First Offer. Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as defined below). For purposes of this Section 3.4, the term “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 4.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the Shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of Shares specified above, up to that portion of the Shares for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock of the Company issued and held by such Fully Exercising Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the Common Stock of the Company then issued and held by all Fully

Exercising Investors who wish to purchase such unsubscribed Shares (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The closing of any sale pursuant to this Section 3.4(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of Shares pursuant to Section 3.4(c).

(c) If all Shares that Major Investors are entitled to obtain pursuant to Section 3.4(b) of this Agreement are not elected to be obtained as provided in Section 3.4(b) of this Agreement, the Company may, during the ninety (90)-day period following the expiration of the period provided in Section 3.4(b) of this Agreement, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board; (ii) the issuance of securities pursuant to an underwritten public offering of shares of Common Stock registered under the Act; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iv) the issuance of securities in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (v) the issuance of stock, warrants or other securities or rights pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board and is primarily for non-equity financing purposes; or (vi) the issuance of securities that are not offered to any existing stockholder of the Company and are issued with unanimous approval of the Board and such approval of the Board specifically states that such securities shall not be subject to this Section 3.4. In addition to the foregoing, the right of first offer in this Section 3.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (A) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (B) such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 3.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is or is an Affiliate of a venture capital fund, private equity fund or other investment fund may assign or transfer such rights to its Affiliates.

(f) In the event that the rights of an Advised Investor to purchase New Securities under this Section 3.4 are waived with respect to a particular offering of New Securities without such Advised Investor’s prior written consent (a “Waived Investor”) and any Major Investor that participated in waiving such rights actually purchases New Securities in such offering, then the Company shall grant, and hereby grants, each Waived Investor the right to purchase, in a subsequent closing of such issuance on substantially the same terms and conditions, the same percentage of its full pro rata share of such New Securities as the highest percentage of any such purchasing Major Investor.

(g) The covenants set forth in this Section 3.4 shall terminate and be of no further force or effect upon the consummation of (i) the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) a Liquidation Event.

3.5 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement or a consulting agreement containing substantially similar proprietary rights assignment and confidentiality provisions.

3.6 Employee Agreements. Unless approved by the Board or the Compensation Committee of the Board, all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4)-year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period in connection with the Initial Public Offering. The Company shall retain a right of first refusal on transfers until the Initial Public Offering and the right to repurchase unvested shares at the lower of cost or the fair market value of the shares at the time of such repurchase.

3.7 Indemnification Matters; Insurance.

(a) The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

(b) The Company shall use its reasonable best efforts to maintain and renew from financially sound and reputable insurers directors and officers insurance, having terms and policy limits as determined by the Board.

3.8 Confidentiality.

(a) Each Investor agrees, severally and not jointly, to use the same degree of care, but no less than a reasonable degree of care, as such Investor uses with respect to its own information of a similar nature for any information obtained pursuant to this Agreement or in such Investor’s capacity as a Company stockholder, including, for the avoidance of doubt, the existence and terms of such Investor’s investment(s) in the Company, which the Company either identifies as being proprietary or confidential or that by its nature should be understood by a reasonable person to be proprietary or confidential, and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (i) was in the public domain prior to the time it was furnished to such Investor, (ii) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (iii) was in its possession or known by such Investor without restriction prior to receipt from the Company, (iv) was rightfully disclosed to such Investor by a third party without restriction or (v) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor that is a limited partnership, limited liability company or other entity affiliated with a venture capital, private equity fund or other investment fund (including the Advised Investors and the Series F Advised Investors) may disclose such proprietary or confidential information (A) to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner (and partners of such limited partner), general partner, member, management company or investment adviser of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing Persons, a “Permitted Disclosee”), (B) in connection with ordinary course fund raising and related marketing or informational or reporting activities of such Investors or its affiliated entities regarding the general status of its investment in the Company, without disclosing specific confidential information, or (C) to legal counsel, accountants or representatives for such Investor. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (1) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company); provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.8, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (2) making any disclosures required by law, rule, regulation or court or other governmental order. Notwithstanding the foregoing, in the case of any Fidelity Investor, Baillie Gifford Investor or BlackRock Investor, such Fidelity Investor, Baillie Gifford Investor or BlackRock Investor, as applicable, may identify the Company and the value of such Fidelity Investor’s, Baillie Gifford Investor’s or BlackRock Investor’s security holdings in the Company, as applicable, in accordance with applicable investment reporting and disclosure regulations or internal policies and respond to examinations, demands, requests or reporting requirements of a regulatory authority without prior notice to or consent from the Company. For purposes of this Section 3.8, each Investor shall remain responsible for the acts and omissions of its Permitted Disclosees as if they were the acts and omissions of the Investor.

(b) An Investor’s obligations set forth in Section 3.8(a) shall terminate and be of no further force or effect upon the earlier to occur of (i) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, and (ii) the third (3rd) anniversary after such date that such Investor ceases to hold any securities in the Company.

3.9 Observer Rights.

(a) As long as the Wellington Investors own, collectively, at least 2,308,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Series E Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite one (1) representative of the Wellington Investors, collectively to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that all information so provided shall be subject to Section 3.8 hereof; provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if (a) access to such information or attendance at such meeting could (i) adversely affect the attorney-client privilege between the Company and its counsel or (ii) result in disclosure of trade secrets or similar confidential information to such representative or (b) such representative is affiliated with a Competitor of the Company. For clarity, the Wellington Investors are responsible for the acts and omissions of any such observer as their Permitted Disclosee for purposes of Section 3.8 hereof.

(b) As long as the Fidelity Investors own, collectively, at least 3,464,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Series E Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite one (1) representative of the Fidelity Investors, collectively to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that all information so provided shall be subject to Section 3.8 hereof; provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if (a) access to such information or attendance at such meeting could (i) adversely affect the attorney-client privilege between the Company and its counsel or (ii) result in disclosure of trade secrets or similar confidential information to such representative or (b) such representative is affiliated with a Competitor of the Company. For clarity, the Fidelity Investors are responsible for the acts and omissions of any such observer as their Permitted Disclosee for purposes of Section 3.8 hereof.

3.10 Directed IPO Shares. If an Initial Offering is undertaken by the Company, the Company will use its commercially reasonable efforts to cause the managing underwriter(s) of the Initial Offering to designate to TCV under a “directed share program” on the same terms being offered to the public investors in the Initial Offering the right to purchase shares of Common Stock with an aggregate purchase price of up to $50,000,000 to be determined by TCV in its sole discretion. The shares designated by the managing underwriter(s) under the directed share program are referred to as the “directed shares.” TCV acknowledges that, despite the Company’s use of its commercially reasonable efforts, the underwriter(s) may determine in their sole discretion that it is not advisable to designate all such shares as directed shares in the Initial Offering, in which case the number of directed shares may be reduced or no directed shares may be designated, as applicable. To the extent that TCV is not designated the right to purchase all such directed shares in the Initial Offering by the managing underwriter(s) in accordance with this Section 3.10, the Company shall offer to sell to TCV in a concurrent private placement transaction that is exempt from the Act, the amount of Common Stock not designated to TCV as directed shares pursuant to this Section 3.10 on the same terms and conditions as the shares sold to the public in the Initial Offering. To the extent TCV elects to purchase any shares of Common Stock from the Company, such shares will become Registrable Securities under this Agreement. TCV acknowledges that notwithstanding the terms of this Agreement, the designation of directed shares by the managing underwriter(s) will only be made in compliance with FINRA Rules 2010 and 5130 and federal, state and local laws, rules and regulations.

3.11 Termination of Certain Covenants. The covenants set forth in Sections 3.5, 3.6, 3.9 and 3.10 shall terminate and be of no further force or effect upon the consummation of (a) the Company’s sale of its Common Stock or other securities pursuant to Registration Statement under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a transaction under Rule 145 of the Act) or (b) a Liquidation Event.

3.12 Right to Conduct Activities. The Company acknowledges that the execution of this Agreement and the access to the Company’s confidential information hereunder shall in no way be construed to prohibit or restrict the use by an Advised Investor or a Series F Advised Investor or its associated Advisory Entity or such Advisory Entity’s other investment advisory clients of residuals resulting from access to the Company’s confidential information in connection with the maintaining, making or considering investments in public or private companies, including, without limitation, companies that may compete either directly or indirectly with the Company, or from otherwise operating in the ordinary course of business; provided, however, that the foregoing shall not relieve any of the

Advised Investors or any of the Series F Advised Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement. The term “residuals” means information in non-tangible form, which may be retained solely in the unaided memories of persons who have access to confidential information.

3.13 FCPA. The Company represents that it shall not, and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to, promise, authorize or make any payment to, or otherwise contribute any item of value, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and affiliates to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall, and shall cause each of its subsidiaries and affiliates to, maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its reasonable best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

3.14 Removal of Legends. The Company shall use commercially reasonable efforts to cause its transfer agent to reissue promptly unlegended certificates or other evidence of ownership at the request of any holder thereof if the Company has completed an Initial Offering and the holder shall have obtained an opinion of counsel, which counsel may be counsel to the Company, reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may be lawfully disposed of without registration, qualification and legend.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law.

This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

4.3 Counterparts. This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent to (i) the Company at 125 W. 25th St., 11th Floor, New York, New York 10001, Attention: General Counsel, and a copy (which shall not constitute notice) shall also be sent to Fenwick & West LLP, 801 California Street, Mountain View, California 94041, Attention: Cynthia Hess, Email: CHess@fenwick.com and (ii) to the other parties only at the addresses set forth on Schedule A or Schedule B, as applicable (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).

4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7 Entire Agreement; Amendments. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than as specifically set forth below) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding a majority of the Registrable Securities; provided, however, that in the event that such amendment or waiver adversely affects the obligations or rights of the Common Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the Common Holders holding a majority of the shares of Common Stock then held by all Common Holders. Notwithstanding anything herein to the contrary:

(a) the provisions of Section 3.4 may only be amended or waived (either generally or in a particular instance and either retroactively or prospectively) (i) with respect to the Holders of the Series D Preferred Stock only with the written consent of the Holders of a majority of the shares of Series D Preferred Stock and (ii) with respect the other Holders, only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities other than Series D Preferred Stock then held by all of the Major Investors;

(b) the provisions of Section 3.1, Section 3.2 and Section 3.3 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities then held by all of the Major Investors; provided, however, any amendment or waiver of the provisions of Section 3.1, Section 3.2 or Section 3.3 that is adverse to the Holders of Series D Preferred Stock may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Holders of a majority of the shares of Series D Preferred Stock; provided, further, that any amendment of Section 3.1, Section 3.2 or Section 3.3 that adversely affects the obligations or rights of the Advised Investors will not be effective as it relates to the Advised Investors without the prior written consent of the Advised Investors holding a majority of the Registrable Securities then held by the Advised Investors; provided, further, that any amendment of Section 3.1 or Section 3.3 that adversely affects the obligations or rights of the Series F Advised Investors will not be effective as it relates to the Series F Advised Investors without the prior written consent of the Series F Advised Investors holding a majority of the Registrable Securities then held by the Series F Advised Investors;

(c) any amendment or waiver to the provisions of Section 2.1, Section 2.2 or Section 2.12 that is adverse to the Holders of Series D Preferred Stock may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Holders of a majority of the shares of Series D Preferred Stock;

(d) the provisions of Section 3.9(a) and, as it relates to the Wellington Investors, Section 3.12 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Wellington Investors holding a majority of the Registrable Securities then held by the Wellington Investors;

(e) the provisions of Section 3.9(b) and, as it relates to the Fidelity Investors, Section 3.12 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Fidelity Investors holding a majority of the Registrable Securities then held by the Fidelity Investors;

(f) the provisions of Section 3.10 be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of TCV;

(g) any amendment of the definition of “Major Investor” that adversely affects the obligations or rights of the Wellington Investors will not be effective as it relates to the Wellington Investors without the prior written consent of the Wellington Investors holding a majority of the Registrable Securities then held by the Wellington Investors;

(h) any amendment of the definition of “Major Investor” that adversely affects the obligations or rights of the Fidelity Investors will not be effective as it relates to the Fidelity Investors without the prior written consent of the Fidelity Investors holding a majority of the Registrable Securities then held by the Fidelity Investors; and

(i) any amendment of the definition of “Major Investor” that adversely affects the obligations or rights of TCV will not be effective as it relates to TCV without the prior written consent of TCV.

For purposes of the foregoing, the issuance of additional shares of the Company’s securities is not in itself deemed to be adverse to the holders of any series of Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.

4.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds, affiliated private equity funds or venture capital funds or private equity funds under common investment management) or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.10 Effect on Prior Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.

4.11 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR

CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT HEREBY AGREE AND CONSENT THAT, ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

4.12 Jurisdiction. The Parties submit to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submit to the personal jurisdiction and venue of such court for the purposes hereof and expressly waive any claim of improper venue and any claim that such courts are an inconvenient forum.

4.13 Additional Investors. Notwithstanding Section 4.7, no consent shall be necessary to add New Investors as signatories to this Agreement as “Investors” and to update Schedule A accordingly; provided that (a) such New Investors have purchased shares of Series D Stock from Catterton pursuant to either (i) the Stock Transfer Agreement dated as of March 20, 2019 or (ii) the Purchase Agreement dated as of March 20, 2019 by and between Catterton and Honeycomb Ventures IV, LP, and (b) such New Investors executed an Adoption Agreement agreeing to be bound by the terms of this Agreement as an “Investor” hereto in a form acceptable to the Company.

(Signature Pages Follow)

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

PELOTON INTERACTIVE, INC.

By:	/s/ John Foley
Name:	John Foley
Title:	Chief Executive Officer

Address:

125 W. 25th St., 11th Floor
New York, New York 10001

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

TCV IX, L.P.

a Cayman Islands exempted limited partnership,

acting by its general partner

Technology Crossover Management IX, L.P.

a Cayman Islands exempted limited partnership,

acting by its general partner

Technology Crossover Management IX, Ltd.

a Cayman Islands exempted company

TCV IX (A), L.P.

a Cayman Islands exempted limited partnership,

acting by its general partner

Technology Crossover Management IX, L.P.

a Cayman Islands exempted limited partnership,

acting by its general partner

Technology Crossover Management IX, Ltd.

a Cayman Islands exempted company

By:	/s/ Frederic D. Fenton	By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton	Name:	Frederic D. Fenton
Title:	Authorized Signatory	Title:	Authorized Signatory

TCV IX (B), L.P.

a Cayman Islands exempted limited partnership,

acting by its general partner

Technology Crossover Management IX, L.P.

a Cayman Islands exempted limited partnership,

acting by its general partner

TCV MEMBER FUND, L.P. a Cayman Islands exempted limited partnership, acting by its general partner Technology Crossover Management IX, Ltd. a Cayman Islands exempted company

Technology Crossover Management IX, Ltd.		By:	/s/ Frederic D. Fenton
a Cayman Islands exempted company		Name:	Frederic D. Fenton
		Title:	Authorized Signatory

By:	/s/ Frederic D. Fenton
Name:	Frederic D. Fenton
Title:	Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

HADLEY HARBOR MASTER INVESTORS (CAYMAN) L.P.

By: Wellington Management Company LLP, as investment adviser

	By:	/s/ Gregory S. Konzal
	Name:	Gregory S. Konzal
	Title:	Managing Director and Counsel

Address:	Hadley Harbor Master Investors (Cayman) L.P.
c/o Wellington Management Company LLP
Attention: Legal and Compliance Department
280 Congress Street
Boston, MA 02210
Fascimile Number: [###-###-####]
Email: [##########]

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

TRUE VENTURES SELECT I, LP

By: True Venture Partners Select I, LLC
Its: General Partner

By:	/s/ James G. Stewart
Name:	James G. Stewart
Title:	CFO

TRUE VENTURES SELECT II, LP

By: True Venture Partners Select II, LLC
Its: General Partner

By:	/s/ James G. Stewart
Name:	James G. Stewart
Title:	CFO

TRUE VENTURES SELECT III, LP

By: True Venture Partners Select III, LLC
Its: General Partner

By:	/s/ James G. Stewart
Name:	James G. Stewart
Title:	CFO

TRUE VENTURES IV, LP, for itself and as nominee for True Ventures IV-A, LP

By: True Venture Partners IV, LLC
Its: General Partner

By:	/s/ James G. Stewart
Name:	James G. Stewart
Title:	CFO

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

CP INTERACTIVE FITNESS, LP

By: CP7 Management L.L.C.
Its: General Partner

By:	/s/ Marc Magliacano
Name:	Marc Magliacano
Title:	President

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

TIGER GLOBAL PRIVATE INVESTMENT PARTNERS VII, L.P.

By:	Tiger Global PIP Performance VII, L.P.
Its:	General Partner

By:	Tiger Global PIP Management VII, Ltd.
Its:	General Partner

By:	/s/ Steven Boyd
Steven Boyd
General Counsel

LFX Trust, L.L.C.

By:	/s/ Lee Fixel
Name:	Lee Fixel
Title:	Manager

/s/ Evan Feinberg
Evan Feinberg

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

/s/ John Foley
John Foley

Address:	[##########]

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

/s/ Hisao Kushi
Hisao Kushi

Address:	[##########]

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

/s/ Graham Stanton
Graham Stanton

Address:	[ ]
[ ]

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

/s/ Thomas Cortese
Thomas Cortese

Address:	[ ]
[ ]

THE HARBOR VIEW TRUST

FIRST REPUBLIC TRUST COMPANY OF DELAWARE, Administrative Trustee

	By:	/s/ Alison G. Westbrook, JD, LL.M
	Name:	Alison G. Westbrook, JD, LL.M
	Title:	Managing Director, Senior Trust Officer

Address:	[ ]
[ ]

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDER:

/s/ Yu Feng
Yu Feng

YF INVESTMENTS LLC

	By:	/s/ Yu Feng
	Name:	Yu Feng
	Title:	Manager

Address:	[ ]
[ ]

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR PELOTON INTERACTIVE, INC.

SCHEDULE A

SCHEDULE OF INVESTORS

Investor	Address
TCV IX,L.P. TCV IX (A),L.P. TCV IX (B),L.P. TCV Member Fund, L.P. TCV X,L.P. TCV X (A),L.P. TCV X (B),L.P. TCV X Member Fund, L.P.	[Redacted]

Atlas Private Ventures, LP

Atlas Private Holdings III, LLC

Van Tuyl Family 2012 Irrevocable Trust

Taylor Family LLC

LFP River West Investors, LLC – Series 40

Shea Ventures, LLC

Flores Assets LTD

Millpond Trust	[Redacted]

Endurance Fund LTD

LFT Partners LLC

James P Riley Jr 2002 Family GST Trust Dated March 14, 2002

Joel & Nancy Barnett JTWROS

David Fiszel

Kelekele Ventures INC #1 -

Matthew J. Shattock Revocable Trust

Reimagined Ventures LLC

Crimson Peak LLC

Jose Juan Marcos Issa

Jose Juan Marcos Gonzalez

Clark Valberg

True Ventures Select III, LP

Baillie Gifford US Growth Trust PLC	[Redacted]

The States of Jersey Public Employees Contributory Retirement Scheme

Warman Investments Pty Limited

The Board of Trustees of the Saskatchewan Healthcare Employees’ Pension Plan

Pooled Super Pty Ltd

Interventure Equity Investments Limited

Host-Plus Pty Limited	[Redacted]

BlackRock Mid-Cap Growth Equity Portfolio, a series of BlackRock Funds

Master Large Cap Focus Growth Portfolio, a series of Master Large Cap Series LLC

Pedal DF Investments, LLC

Felix P L.P.

Franklin Strategic Series—Franklin Small Cap Growth Fund

Jasmine Ventures Pte Ltd

Growth Capital Fund I, L.P.

Platform Ventures PT, LP

LB Pel 1, LLC

Amigos Peloton LLC	[Redacted]

Ed Kovary

F&W Investments LP—Series 2018

Cynthia Clarfield Hess

Brian Hicks

It’s So Easy Productions, Inc.

Mining Town, LLC

Red Hill, LLC

The Marc R. Benioff Revocable Trust U/A/D 12/3/2004

SciFi VC, LP

Barton Ventures II LLC

Rick Rieder

Warner Music Inc.

Hadley Harbor Master Investors (Cayman) L.P.	[Redacted]

Fidelity Growth Company Commingled Pool

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

FIAM Target Date Blue Chip Growth Commingled Pool

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund	[Redacted]

Fidelity Blue Chip Growth Commingled Pool

Fidelity Puritan Trust: Fidelity Puritan Fund

Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund

Fidelity Contrafund: Fidelity Advisor New Insights Fund

Fidelity Concord Street Trust: Fidelity Mid-Cap Stock Fund

Fidelity Mid-Cap Stock Commingled Pool	[Redacted]

Juniper Poolings LLC

Nathan K. and Carole L. Sleeper, as Joint Tenants with the Right of Survivorship

Ocean Road Investment Partners LP

PM Operating Ltd

Seren Capital, Ltd.

Rajendra Singh 2008 Family Trust

Techview Investments Ltd

Larry L. & Patricia A. Van Tuyl Revocable Trust

Emilio Fernando Azcarraga Jean	[Redacted]

CHESCAPPVT LLC

QuestMark Partners IV, L.P.

Atlas Private Holdings, LLC

GGV Capital VI L.P.

GGV Capital VI Entrepreneurs Fund L.P.

CP Interactive Fitness, LP

Tiger Global Private Investment Partners VII, L.P.

Tiger Global PIP VII Holdings, L.P.

True Ventures IV, LP, for itself and as nominee

True Ventures Select I, LP

True Ventures Select II, LP

True Ventures Select III, LP

Stone Ridge Ventures LLC

KPCB Holdings, Inc., as nominee	[Redacted]

BB Investments, LLC

Go Mav, LLC

Anthony Kiedis

The Mila Kutcher / Ashton Kutcher Family Trust

Rapino Living Trust

The Hudson 2003 Trust

Mquity, LLC

Amy Schumer

Sara Zambreno

Ridgeback Capital Investments LP

Savoy Special Situations Fund, L.P.

Jet Capital Corporation

Savoy International Corporation	[Redacted]

Emily Tisch Sussman

Carolyn Tisch Blodgett

Other Stuff, LLC

Timothy Hill

Ilgaksu VCF, LLC

NBCUniversal Media, LLC

Adam Metzger

CPV Holdings, LLC

Next Play Capital I, L.P.

Alberga/Cernosia Revocable Dec. of Trust est. 10/26/2004

Amar Lalvani

Arthur Wrubel

Byron Barkley IRA

David Heller

David Heller 2004 Family Trust

David Rowland

Deborah Kotter IRA	[Redacted]

Demetrios Yatrakis

Gregory Gooch

Hamit Batubay Ozkan

Hillsden MSA

Hubert Dubrule

Hyukkee Moon

Hyun Soo Lee

Jason Illoulian

Jed M. Katz IRA

Jerram Betts

John Foley

Jonathan Hangartner

Kathryn Yatrakis

Marc A. Cohen

Marcelo Gigliani

Maywic Select Investments, LP

Michael J. Foley

Michael Levinthal IRRA

Paul Morton

Rishi K. Patel	[Redacted]

Ryan Engel

Seth Cohen

Stephen H. Houston

Steven S. Helms

The Gilbert Living Trust, U/A Dated 6/17/2008

The Mark Miller Revocable Trust

The Pleasants Trust dated February 6, 2002 as amended and restated July 2, 2012

Tony Molchan

Wade Davis

Yon K. Choi

Ronnie Wexler

Jeffrey P. Norris

Keri Dawn & Richard Solner

Ironstate Peloton Investors LLC

Eric Zinterhofer

G&H Partners

The Erik Blachford and Maryam	[Redacted]

Evan Feinberg

MTGT Capital

Charles Tollinche

Brent Handler Revocable Trust

F. Bruce Cohen Trust Dated March 6, 2015

Byron Barkley

Blitz Lake Peloton, LLC

Silver Bullet Entertainment LLC

George J. Maloof Jr.

Robert Camp

Howard C. Draft

Caroline D. Draft

Clifford S. Norris and Sarah E. Norris, Trustees of the Clifford S. Norris Revocable Trust Agreement Dated February 23, 2001

LFX Trust, L.L.C.

Kimberly A. Lee Irrevocable Trust of 2016

Lindsay Yatrakis

166 2nd LLC

Benedict Tatum Mawson	[Redacted]

Edward James Millett

Elena Jane Goulding

Dua Lipa

Dukagjin Lipa

Douglas Tannahill

Carbon Mesa Investors, L.P.

SCHEDULE B

SCHEDULE OF COMMON HOLDERS

Common Holder

John Foley

[Redacted]

[Redacted]

Graham Stanton

[Redacted]

[Redacted]

Hisao Kushi

[Redacted]

[Redacted]

Thomas Cortese

[Redacted]

[Redacted]

Yu Feng

[Redacted]

[Redacted]

YF Investment LLC

[Redacted]

[Redacted]